UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 12, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400, Burlingame, CA 94010

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (650) 685-2403

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

IA Global Inc. announced the sale the sale of Fan Club Entertainment Co Ltd (“Fan Club”) as of May 12, 2005 to TK Partners, Inc., formerly Cyber Holdings Co Ltd. As part of this transaction, the company is selling the 67% owned business for approximately $755,000 at current exchange rates. In addition, Cyber Holdings will transfer 350,000 shares of IA Global common stock, valued at $.16 per share, back to IA Global. The total cash purchase price which will be paid with $189,000 at signing and a note that is due in monthly installments of approximately $71,000 from June 2005 thru January 2006. The note is unsecured and TK Partners has made an initial $189,000 payment. Fan Club reported revenues and a net loss of approximately $144,000 and $205,000, respectively, during the three months ended March 31, 2005. The company expects to break even or have a small loss on the sale of the business.

The company’s CEO, Alan Margerison, said, “The company has decided to divest the Fan Club business because it is no longer core to our operations and the closing of new license sales has been more difficult than we expected. This transaction will allow the company to focus on the development of our Rex Tokyo and Global Hotline, Inc businesses and spend additional funds on investor relation activities. Further, the sale is expected to reduce our annual loss.”

The Global Hotline, Inc. acquisition was announced April 20, 2005 and is expected to close on May 31, 2005, subject to the completion of due diligence. We expect this acquisition to increase our stockholder’s equity by $3,100,000 to above $6,000,000 and to help us maintain our AMEX listing. This acquisition further expands our Japanese operations and provides substantial additional revenue. We expect GHI to contribute $20,000,000 to $23,000,000 in sales during 2005 and $30,000,000 to $33,000,000 in sales through March 31, 2006. We expect GHI to be profitable on a stand-alone basis starting in the third quarter of 2005 and help IA Global to achieve our goal of being profitable for 2005.

There is no guarantee the GHI transaction will close. Further, we continue to work with AMEX to maintain our listing. There is no guarantee that the company will be successful in maintaining its AMEX listing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of business acquired – None.
(b)	Pro Forma financial information – None.
(c)	Exhibits:

Exhibit No.	Description

2.1	Share Purchase Agreement dated May 12, 2005 amongst IA Global, Inc., TK Partners, Inc. and Fan Club Entertainment Co Ltd.
2.2 99.1	Certificate of Officers of Fan Club Entertainment Co Ltd. dated May 2, 2005. Press release dated May 16, 2005 announcing the sale of Fan Club Entertainment Co Ltd.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the projected profit and loss on the sale of Fan Club Entertainment Co Ltd, 2005 and 2006 revenues and 2005 profitability are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 16, 2005

By:	/s/ Alan Margerison

Alan Margerison

President and Chief Executive Officer